Exhibit 99.1

InfoSpace Announces Third Quarter 2007 Results

BELLEVUE, Wash. (November 1, 2007) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the three months ended September 30, 2007.

“We are pleased with our third quarter operating results, as we exceeded our expectations in both revenue and Adjusted EBITDA,” said Jim Voelker, Chairman and CEO of InfoSpace, Inc. “Additionally, we unlocked significant value for InfoSpace shareholders through the sale of our directory business for $225 million and the pending sale of our mobile business for $135 million. We expect to return the majority of the net proceeds from the sales to shareholders. Going forward, InfoSpace will be a leading metasearch company with a strong financial position, solid cash flows, a large distribution network and award-winning branded websites. We are honing our strategic priorities for the upcoming year to ensure we fully capitalize on these strengths and continue to drive value creation.”

Revenues for the third quarter of 2007 were $48.7 million and include both online search revenues and mobile revenues; however, they exclude online directory revenues of $8.7 million which are now treated as discontinued operations for the third quarter of 2007 and all prior periods. If the directory business had remained part of continuing operations of InfoSpace, revenues would have been $57.5 million for the third quarter of 2007.

Net loss for the third quarter of 2007, which includes the directory business as discontinued operations, was $12.3 million, or $0.37 per share.

Cash, cash equivalents, and marketable investments as of September 30, 2007 totaled $214.8 million. At the end of the quarter, the Company had no debt obligations.

Third Quarter Highlights and Recent Developments

InfoSpace:

•	Closed the sale of its online directory business, including the Company’s yellow and white pages services, to Idearc for $225 million in cash.

•	Signed a definitive agreement to sell its mobile services business to Motricity for $135 million in cash.

•

Ranked highest in customer satisfaction among search engines for its flagship site Dogpile.com for the second consecutive year, according to the J.D. Power and Associates 2007 Residential Online Service Customer Satisfaction Study.

•	Launched a new version of Dogpile.com, incorporating several improved advanced search features.

•	Launched mCore™ managed web and mobile search service on Virgin Mobile.

•	Launched a customized mobile search engine and managed web service on Sprint.

Other

Additionally, in connection with the announced transactions, Brian McManus, Executive Vice President of the Online division, will leave the Company by the end of the year.

“Brian has made significant contributions to InfoSpace during his tenure,” said Voelker. “We appreciate his dedicated service to this organization and wish him the best in his future endeavors.”

Third Quarter 2007 Segment Information and Adjusted EBITDA

Online Search

Online search revenues were $33.9 million in the third quarter of 2007, a decrease of $6.8 million, compared to the third quarter of 2006. Online search segment income was $10.1 million in the third quarter of 2007. Directory revenues of $8.7 million as well as the related operating expenses are excluded from the segment results and included as a component of discontinued operations.

Mobile

Mobile revenues were $14.9 million in the third quarter of 2007, a decrease of $32.8 million compared to the third quarter of 2006. Mobile revenues included $13.9 million of mobile services revenues in the third quarter of 2007 compared to $9.1 million in the third quarter of 2006 and the remainder is attributable to the mobile media business. Mobile segment loss was $2.4 million in the third quarter of 2007.

Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization (“Adjusted EBITDA”) from Continuing Operations

Adjusted EBITDA from continuing operations was $0.4 million in the third quarter of 2007, compared to negative Adjusted EBITDA from continuing operations of $56.2 million in the third quarter of 2006. InfoSpace’s Adjusted EBITDA from continuing operations is calculated by adjusting GAAP loss from continuing operations, which includes the effects of the restructuring charges, the payments made to employees and directors related to the cash distribution to shareholders, and sale of non-core operations, and to exclude discontinued operations, the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, and other income, net (including such items as interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the condensed consolidated financial statements.

InfoSpace’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that are not indicative of the Company’s core business operating results. InfoSpace believes that management and its investors benefit from referring to this non-GAAP financial measure in assessing InfoSpace’s performance. Adjusted EBITDA from continuing operations should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s Adjusted EBITDA from continuing operations to the loss from continuing operations in accordance with GAAP accompanies the condensed consolidated financial statements in this release.

Fourth Quarter Outlook

Starting in the fourth quarter of 2007, in addition to the directory business, the Company will present its mobile business as a discontinued operation and will also adjust all prior periods. Accordingly, fourth quarter guidance for revenue, Adjusted EBITDA from continuing operations and income from continuing operations represents only the Online search business. The Company will not be providing guidance for the revenue and operating expense components of the directory or mobile businesses. In addition, the Company’s guidance excludes the potential impact of any future one-time gains or losses, including the gain from the sale of the directory business and the expected gain from the pending sale of the mobile businesses. The Adjusted EBITDA from continuing operations guidance below has been prepared in a manner consistent with the historical Adjusted EBITDA from continuing operations provided above and in the accompanying table.

For the fourth quarter of 2007, the Company expects revenue for its online search business to be between $34 million and $35 million. Additionally, the Company expects Adjusted EBITDA from continuing operations to be approximately $1 million and GAAP loss from continuing operations, to be between $7.5 million and $8.5 million, or $0.22 and $0.25 per share.

A conference call will be held today at 2 p.m. Pacific/ 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through November 10, 2007, at 7:30 p.m. Pacific/ 10:30 p.m. Eastern.

About InfoSpace, Inc.

InfoSpace, Inc. is a leading developer of tools and technologies to help people discover and enjoy content and information—whether on a mobile phone or on the PC. InfoSpace uses its proprietary metasearch technology to power a portfolio of branded Web sites, including Dogpile (www.dogpile.com) and WebFetch (www.webfetch.com). The Company’s mCore mobile platform creates revenue opportunities for carriers, while satisfying consumer demand for a highly relevant mobile user experience. More information can be found at www.infospaceinc.com.

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Source: InfoSpace, Inc.

For more information, contact:

Stacy Ybarra, InfoSpace

425.709.8127

stacy.ybarra@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include, without limitation, statements regarding our expectations that we will return the majority of the net proceeds from the sales of our businesses to shareholders; our expectation that, going forward, InfoSpace will be a leading metasearch company with a strong financial position, solid cash flows, a large distribution network and award-winning branded websites; our expectation that Brian McManus will leave the Company by the end of the year; and our expectations regarding our financial performance for the fourth quarter of 2007. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives and restructuring plans, including the sale of its mobile business. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q as filed from time to time, in the section entitled “Risk Factors,” and InfoSpace’s current reports on Form 8-K as filed from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Condensed Consolidated Statements of Operations(1)

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Revenues	$48,748	$88,346	$188,767	$257,095
Operating expenses:(2) (3)
Content and distribution	16,963	46,644	84,876	132,248
Systems and network operations	6,722	8,111	20,079	22,670
Product development	11,713	10,852	40,322	30,246
Sales and marketing	8,397	12,195	26,318	33,277
General and administrative	16,903	13,499	65,517	40,028
Depreciation	4,293	3,184	13,168	9,206
Amortization of intangible assets	172	2,429	2,895	8,015
Restructuring and other, net(4)	623	57,789	(1,879)	57,789

Total operating expenses	65,786	154,703	251,296	333,479

Operating loss	(17,038)	(66,357)	(62,529)	(76,384)
Other income, net	2,716	5,406	12,449	14,005

Loss from continuing operations before income taxes	(14,322)	(60,951)	(50,080)	(62,379)
Income tax benefit	684	12,921	2,970	13,257

Loss from continuing operations	(13,638)	(48,030)	(47,110)	(49,122)

Discontinued operations:(1)
Income from discontinued operations, net of taxes	1,381	1,301	6,183	6,417

Net loss	$(12,257)	$(46,729)	$(40,927)	$(42,705)

Earnings per share—Basic and Diluted
Loss from continuing operations	(0.41)	(1.53)	(1.45)	(1.57)
Income from discontinued operations	0.04	0.04	0.19	0.20

Net loss per share—Basic and Diluted	$(0.37)	$(1.49)	$(1.26)	$(1.37)

Weighted average shares outstanding used in computing basic net loss per share	33,158	31,316	32,421	31,213

(1) In the three months ended September 30, 2007, the Company entered into a definitive agreement to sell its directory business. The operating results of the directory business have been presented as a discontinued operation for all periods presented. Amounts for the nine months ended September 30, 2007 include $0.5 million of payments made to employees related to the cash distribution to shareholders in May. Amounts include stock-based compensation expense of $0.3 million and $1.2 million for the three and nine months ended September 30, 2007, respectively, and $0.3 million and $0.5 million for the three and nine months ended September 30, 2006, respectively. Revenue and operating expenses for these discontinued operations are presented below (in thousands):

	Three months ended		Nine months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Revenue	$8,740	$7,953	$25,895	$25,324
Operating expenses	7,359	6,652	19,712	18,907

Income from discontinued operations	$1,381	$1,301	$6,183	$6,417

(2) Stock-based compensation expense for the three and nine months ended September 30, 2007 and 2006 is allocated among the following captions (in thousands):

	Three months ended		Nine months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Systems and network operations	$1,085	$478	$2,283	$1,119
Product development	2,767	671	6,168	1,749
Sales and marketing	2,905	1,260	6,821	3,677
General and administrative	6,226	2,136	12,865	6,546

Total stock-based compensation expense	$12,983	$4,545	$28,137	$13,091

(3) For the nine months ended September 30, 2007 operating expenses include payments made to employees and directors related to the cash distribution to shareholders in May 2007. This amount is allocated among the following captions (in thousands):

			Nine months ended
			September 30, 2007	September 30, 2006
Systems and network operations			$409	$—
Product development			1,476	—
Sales and marketing			2,117	—
General and administrative			17,825	—

Total			$21,827	$—

(4) For the three and nine months ended September 30, 2007 restructuring and other, net consists of a gain on the sale of the assets related to the mobile media operations of $0 and $3.3 million, respectively, and adjustments to estimated restructuring charges of $0.6 million and $1.4 million, respectively. For the three and nine months ended September 30, 2006 restructuring and other, net consists of a restructuring charge of $57.8 million, comprised of goodwill and other intangible asset impairment of $44.5 million, employee separation costs of $6.3 million, a benefit of $1.1 million related to stock compensation, losses on contractual commitments of $5.6 million, and costs of $2.4 million for abandoned facilities.

InfoSpace, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	September 30,	December 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$113,647	$163,505
Short-term investments, available-for-sale	101,125	238,444
Accounts receivable, net	35,271	67,951
Prepaid expenses and other current assets	14,408	16,130
Assets of discontinued operations	76,261	83,045

Total current assets	340,712	569,075
Property and equipment, net	33,458	30,548
Goodwill and other intangible assets, net	55,537	58,432
Deferred tax assets, net	99,989	100,789
Other long-term assets	8,908	6,995

Total assets	$538,604	$765,839

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$11,791	$12,454
Accrued expenses and other current liabilities	35,478	58,415
Short-term deferred revenue	8,842	6,205
Liabilities of discontinued operations	8,265	9,211

Total current liabilities	64,376	86,285
Long-term liabilities:	679	989

Total liabilities	65,055	87,274

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,548,655	1,712,897
Accumulated deficit	(1,076,540)	(1,035,613)
Accumulated other comprehensive income	1,431	1,278

Total stockholders’ equity	473,549	678,565

Total liabilities and stockholders’ equity	$538,604	$765,839

Summary of cash and short-term investments:
Cash and cash equivalents	$113,647	$163,505
Short-term investments, available-for-sale	101,125	238,444

Cash and short-term investments	$214,772	$401,949

InfoSpace, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine months ended
	September 30,	September 30,
	2007	2006
Operating activities:
Net loss	$(40,927)	$(42,705)
Adjustments to reconcile net loss to net cash provided by operating activities:
Income from discontinued operations	(6,183)	(6,417)
Depreciation and amortization	16,063	17,221
Stock-based compensation	28,137	13,091
Deferred income taxes	800	(9,622)
Net gain on sale of assets	(3,148)	—
Restructuring	1,369	57,783
Other	193	95
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	32,375	9,737
Other receivables	—	(1,403)
Prepaid expenses and other current assets	2,647	4,172
Other long-term assets	87	(947)
Accounts payable	4,369	1,192
Accrued expenses and other current and long-term liabilities	(28,551)	(4,007)
Deferred revenue	2,321	428

Net cash provided by operating activities	9,552	38,618

Investing activities:
Purchases of property and equipment	(20,971)	(17,372)
Proceeds from the sale of assets	3,016	153
Loan to equity investee	(2,000)	—
Proceeds from sales and maturities of investments	265,199	261,614
Purchases of investments	(127,834)	(277,283)

Net cash provided (used) by investing activities	117,410	(32,888)

Financing activities:
Dividend paid	(208,203)	—
Proceeds from stock option and warrant exercises	12,947	3,061
Proceeds from issuance of stock through employee stock purchase plan	1,381	1,832

Net cash (used) provided by financing activities	(193,875)	4,893

Discontinued operations:
Net cash provided by operating activities attributable to discontinued operations	17,346	9,979
Net cash used by investing activities attributable to discontinued operations	(291)	(1,058)

Net cash provided by discontinued operations	17,055	8,921

Net increase (decrease) in cash and cash equivalents	(49,858)	19,544

Cash and cash equivalents:
Beginning of period	163,505	153,013

End of period	$113,647	$172,557

InfoSpace, Inc.

Segment Information(1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Online search
Revenue	$33,851	$40,615	$101,479	$119,747
Content and distribution expenses	15,274	17,157	42,820	49,424
Operating expenses(2)	8,481	8,081	25,481	23,531

Segment income	10,096	15,377	33,178	46,792
Segment margin	29.8%	37.9%	32.7%	39.1%

Mobile
Revenue	14,897	47,731	87,288	137,348
Content and distribution expenses	1,689	29,487	42,056	82,823
Operating expenses(2)	15,585	24,487	54,615	68,894

Segment loss	(2,377)	(6,243)	(9,383)	(14,369)
Segment margin	-16.0%	-13.1%	-10.7%	-10.5%

Total
Total revenue	48,748	88,346	188,767	257,095
Total content and distribution expenses	16,963	46,644	84,876	132,247
Total segment operating expenses(2)	24,066	32,568	80,096	92,425

Total segment income	7,719	9,134	23,795	32,423
Total segment margin	15.8%	10.3%	12.6%	12.6%

Corporate
Operating expenses(2) (3)	6,686	7,544	44,003	20,706
Depreciation	4,293	3,184	13,168	9,206
Amortization of intangible assets	172	2,429	2,895	8,015
Stock-based compensation	12,983	4,545	28,137	13,091
Restructuring and other, net(4)	623	57,789	(1,879)	57,789
Other income, net	(2,716)	(5,406)	(12,449)	(14,005)
Income tax benefit	(684)	(12,921)	(2,970)	(13,257)
Income from discontinued operations(5)	(1,381)	(1,301)	(6,183)	(6,417)

Net loss	$(12,257)	$(46,729)	$(40,927)	$(42,705)

(1) In the nine months ended September 30, 2007, the Company realigned its operations and, as a result, changed the way it presents its financial information to its chief operating decision maker to better reflect how management measures operating performance.

(2) For 2007, amounts include expenses directly attributable to the reportable business units and, in addition, include certain indirect expenses allocated to the reportable business units based on internal usage measurements. Segment operating expenses do not include allocations for certain indirect general and administrative expenses, depreciation and amortization expense, stock-based compensation expense, restructuring and other charges, non-operating gains and losses, income taxes or interest income. Segment information for 2006 is presented in a manner consistent with measures used for reporting 2007 segment information.

(3) Amount for the nine months ended September 30, 2007 includes $21.8 million of payments made to employees and directors related to the cash distribution to shareholders in May.

(4) Amounts for the three and nine months ended September 30, 2007 consist of gains on the sale of the assets related to the mobile media operations of $0 and $3.3 million, respectively, and adjustments to estimated restructuring charges of $0.6 million and $1.4 million, respectively. Amounts for the three and nine months ended September 30, 2006 consist of a restructuring charge of $57.8 million, comprised of goodwill and other intangible asset impairment of $44.5 million, employee separation costs of $6.3 million, a benefit of $1.1 million related to stock compensation, losses on contractual commitments of $5.6 million, and costs of $2.4 million for abandoned facilities.

(5) In the three months ended September 30, 2007, the Company entered into a definitive agreement to sell its directory business. The operating results of the directory business have been presented as a discontinued operation for all periods presented. The amount for the nine months ended September 30, 2007 includes $0.5 million of payments made to employees related to the cash distribution to shareholders in May 2007. Amounts include stock-based compensation expense of $0.3 million and $1.2 million for the three and nine months ended September 30, 2007, respectively, and $0.3 million and $0.5 million for the three and nine months ended September 30, 2006, respectively. Revenue and operating expenses for these discontinued operations are presented below (in thousands):

	Three months ended		Nine months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Revenue	$8,740	$7,953	$25,895	$25,324
Operating expenses	7,359	6,652	19,712	18,907

Income from discontinued operations	$1,381	$1,301	$6,183	$6,417

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Adjusted EBITDA from Continuing Operations Reconciliation(1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Loss from continuing operations(2)	$(13,638)	$(48,030)	$(47,110)	$(49,122)
Depreciation	4,293	3,184	13,168	9,206
Amortization of intangible assets	172	2,429	2,895	8,015
Stock-based compensation	12,983	4,545	28,137	13,091
Other income, net(3)	(2,716)	(5,406)	(12,449)	(14,005)
Income tax benefit	(684)	(12,921)	(2,970)	(13,257)

Adjusted EBITDA from continuing operations	$410	$(56,199)	$(18,329)	$(46,072)

Adjusted EBITDA from Continuing Operations Reconciliation for Forward Looking Guidance(4)

(Amounts in thousands)

	Ranges for the three months ending
	December 31, 2007
Loss from continuing operations	$(7,500)	$(8,500)
Depreciation and amortization of intangible assets	2,000	2,500
Stock-based compensation	8,500	9,500
Other income, net(3)	(2,000)	(2,500)
Income tax provision	—	—

Adjusted EBITDA from continuing operations	$1,000	$1,000

(1) Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") from continuing operations is a non-GAAP financial measure and is reconciled to loss from continuing operations, which the Company's management believes to be the most comparable generally accepted accounting principles ("GAAP") measure. Adjusted EBITDA from continuing operations results are calculated by adjusting GAAP loss from continuing operations to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense and other income, net (including such items as interest income, litigation settlements and contingencies, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. This calculation excludes the directory business, as it has been classified as discontinued operations in all periods presented. The Company uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period to period comparisons. The Company's management believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company's business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, income from continuing operations in accordance with GAAP.

(2) As presented in the unaudited Condensed Consolidated Statements of Operations.

(3) Other income, net, primarily consists of interest income, gains or losses from the disposal of assets, and foreign currency transaction gains or losses.

(4) Adjusted EBITDA from continuing operations reconciliation for forward looking guidance excludes both the directory and mobile businesses, as each will be classified as discontinued operations in future periods.